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                      UNITED COMMUNITY FINANCIAL CORP.

                                 EXHIBIT 11


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COMPUTATIONS OF EARNINGS PER COMMON SHARE


                                                     Three Months Ended                      Six Months Ended
                                                          June 30,                               June 30,
                                               -------------------------------           --------------------------
                                                   2000              1999                  2000            1999
                                               -------------      ------------           ----------      ----------
                                                       (In thousands,                         (In thousands,
                                                   except per share data)                 except per share data)

BASIC EARNINGS PER SHARE:
Net income applicable to common stock               $ 2,970          $  5,302             $  6,072        $ 10,427
Weighted average common shares outstanding           32,904            33,898               32,914          33,878
                                               -------------      ------------           ----------      ----------
Basic earnings per share                            $  0.09          $   0.16             $   0.18        $   0.31
                                               =============      ============           ==========      ==========

DILUTED EARNINGS PER SHARE:
Net income applicable to common stock               $ 2,970          $  5,302             $  6,072        $ 10,427
Weighted average common shares outstanding           32,904            33,898               32,914          33,878
Dilutive effect of restricted stock                     538                -                   525              -
                                               -------------      ------------           ----------      ----------
Weighted average common shares outstanding
     for dilutive computation                        33,442            33,898               33,439          33,878
                                               -------------      ------------           ----------      ----------
Diluted earnings per share                          $  0.09          $   0.16             $   0.18        $   0.31
                                               =============      ============           ==========      ==========


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